NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. The 0% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit  = Greater of Specified Amount or Percentage of Cash Value
                      = $115,000 or 116% x $36,740.46
                      = $115,000

Policy Value:
Year 5 Policy Value =
Policy Value at the end of year 4       $39,013.59
- Monthly Deduction*                     $1,524.63
- Mortality & Expense Charge**             $343.70
+ Hypothetical Rate of Return***          ($404.80)
                                        ----------
=                                          $36,740 (rounded to the nearest
                                                    dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

          Month             COI
          -----             ---

           1              $125.33
           2              $125.64
           3              $125.95
           4              $126.27
           5              $126.58
           6              $126.90
           7              $127.21
           8              $127.52
           9              $127.84
          10              $128.15
          11              $128.47
          12              $128.78

          Total         $1,524.63

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

          Month      Interest
          -----      --------

           1         ($34.66)
           2         ($34.49)
           3         ($34.33)
           4         ($34.16)
           5         ($33.99)
           6         ($33.82)
           7         ($33.65)
           8         ($33.48)
           9         ($33.31)
          10         ($33.14)
          11         ($32.97)
          12         ($32.80)

          Total     ($404.80)

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value              $36,740.46
- Year 5 Surrender Charge         $1,941.76
                                 ----------
=                                   $34,799 (rounded to the nearest dollar)


II. The 6% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit  = Greater of Specified Amount or Percentage of Cash Value
                      = $115,000 or 116% x $51,290.74
                      = $115,000

Policy Value:
Year 5 Policy Value =
Policy Value at the end of year 4      $50,544.21
- Monthly Deduction*                    $1,267.83
- Mortality & Expense Charge**            $448.74
+ Hypothetical Rate of Return***        $2,463.10
                                       ----------
=                                         $51,291 (rounded to the nearest
                                                   dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

           Month             COI
           -----             ---

            1              $106.21
            2              $106.11
            3              $106.01
            4              $105.91
            5              $105.81
            6              $105.71
            7              $105.60
            8              $105.50
            9              $105.40
           10              $105.29
           11              $105.19
           12              $105.08

           Total         $1,267.83

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

          Month           Interest
          -----           --------

           1               $203.89
           2               $204.13
           3               $204.38
           4               $204.63
           5               $204.88
           6               $205.13
           7               $205.38
           8               $205.63
           9               $205.88
          10               $206.14
          11               $206.39
          12               $206.65

          Total          $2,463.10

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value              $51,290.74
- Year 5 Surrender Charge         $1,941.76
                                 ----------
=                                   $49,349 (rounded to the nearest dollar)


III. The 12% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit  = Greater of Specified Amount or Percentage of Cash Value
                      = $115,000 or 116% x $69,788.29
                      = $115,000

Policy Value:
Year 5 Policy Value =
Policy Value at the end of year 4      $64,332.79
- Monthly Deduction*                      $951.61
- Mortality & Expense Charge**            $574.34
+ Hypothetical Rate of Return***        $6,981.46
                                       ----------
=                                         $69,788 (rounded to the nearest
                                                   dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

           Month              COI
           -----              ---

            1               $83.36
            2               $82.64
            3               $81.92
            4               $81.20
            5               $80.46
            6               $79.72
            7               $78.97
            8               $78.21
            9               $77.45
           10               $76.68
           11               $75.90
           12               $75.11

           Total           $951.61

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

          Month           Interest
          -----           --------

           1               $560.40
           2               $564.16
           3               $567.96
           4               $571.80
           5               $575.68
           6               $579.59
           7               $583.54
           8               $587.53
           9               $591.56
          10               $595.62
          11               $599.73
          12               $603.88

          Total          $6,981.46


Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value              $69,788.29
- Year 5 Surrender Charge         $1,941.76
                                 ----------
=                                   $67,847 (rounded to the nearest dollar)


NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. The 0% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit  = Greater of Specified Amount or Percentage of Cash Value
                      = $115,000 or 116% x $36,618.58
                      = $115,000

Policy Value:
Year 5 Policy Value =
Policy Value at the end of year 4       $38,937.79
- Monthly Deduction*                     $1,572.60
- Mortality & Expense Charge**             $342.79
+ Hypothetical Rate of Return***          ($403.73)
                                        ----------
=                                          $36,619 (rounded to the nearest
                                                    dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

          Month             COI
          -----             ---

           1              $129.24
           2              $129.57
           3              $129.90
           4              $130.23
           5              $130.56
           6              $130.89
           7              $131.22
           8              $131.55
           9              $131.88
          10              $132.21
          11              $132.54
          12              $132.87

          Total         $1,572.60

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

          Month        Interest
          -----        --------

           1           ($34.59)
           2           ($34.42)
           3           ($34.25)
           4           ($34.08)
           5           ($33.90)
           6           ($33.73)
           7           ($32.56)
           8           ($33.39)
           9           ($33.21)
          10           ($33.04)
          11           ($32.87)
          12           ($32.69)

          Total       ($403.73)

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $36,618.68
- Year 5 Surrender Charge        $1,941.76
                                ----------
=                                  $34,677 (rounded to the nearest dollar)


II. The 6% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit  = Greater of Specified Amount or Percentage of Cash Value
                      = $115,000 or 116% x $51,171.90
                      = $115,000

Policy Value:
Year 5 Policy Value =
Policy Value at the end of year 4      $50,469.45
- Monthly Deduction*                    $1,308.02
- Mortality & Expense Charge**            $447.88
+ Hypothetical Rate of Return***        $2,458.34
                                       ----------
=                                         $51,172 (rounded to the nearest
                                                   dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

           Month             COI
           -----             ---

            1              $109.55
            2              $109.45
            3              $109.35
            4              $109.25
            5              $109.15
            6              $109.05
            7              $108.95
            8              $108.85
            9              $108.75
           10              $108.65
           11              $108.55
           12              $108.45

           Total         $1,308.02

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

          Month           Interest
          -----           --------

           1               $203.57
           2               $203.80
           3               $204.03
           4               $204.27
           5               $204.50
           6               $204.74
           7               $204.97
           8               $205.21
           9               $205.45
          10               $205.69
          11               $205.93
          12               $206.17

          Total          $2,458.34

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $51,171.90
- Year 5 Surrender Charge        $1,941.76
                                ----------
=                                  $49,230 (rounded to the nearest dollar)

III. The 12% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit  = Greater of Specified Amount or Percentage of Cash Value
                      = $115,000 or 116% x $69,676.65
                      = $115,000

Policy Value:
Year 5 Policy Value =
Policy Value at the end of year 4      $64,260.61
- Monthly Deduction*                      $982.16
- Mortality & Expense Charge**            $573.54
+ Hypothetical Rate of Return***        $6,971.76
                                       ----------
=                                         $69,677 (rounded to the nearest
                                                   dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

          Month              COI
          -----              ---

           1               $86.00
           2               $85.27
           3               $84.53
           4               $83.78
           5               $83.03
           6               $82.27
           7               $81.51
           8               $80.73
           9               $79.95
          10               $79.16
          11               $78.37
          12               $77.56

          Total           $982.16

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.06%. The monthly interest amounts earned for year 5 are:

          Month       Interest
          -----       --------

           1           $559.75
           2           $563.48
           3           $567.26
           4           $571.07
           5           $574.91
           6           $578.80
           7           $582.72
           8           $586.68
           9           $590.68
          10           $594.72
          11           $598.79
          12           $602.91

          Total      $6,971.76

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $69,676.65
- Year 5 Surrender Charge        $1,941.76
                                ----------
=                                  $67,735 (rounded to the nearest dollar)